UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 12, 2017

AXALTA COATING SYSTEMS LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-36733	98-1073028
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Commerce Square, 2001 Market Street, Suite 3600, Philadelphia, Pennsylvania 19103

(Address of principal executive offices)    (Zip Code)

(855) 547-1461

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 7.01 Regulation FD Disclosure.

Axalta Coating Systems Dutch Holding B B.V. and Axalta Coating Systems U.S. Holdings, Inc. (together, the “Borrowers”), wholly owned subsidiaries of Axalta Coating Systems Ltd. (the “Company”), expect to enter into an amendment (the “Amendment”) to the Credit Agreement, dated as of February 1, 2013, among the Borrowers, the guarantors party thereto, the lenders from time to time party thereto and Barclays Bank PLC, as administrative agent and collateral agent, as amended (the “Credit Agreement”). Pursuant to the Amendment, the Borrowers are expected to borrow $450 million as a new tranche of term loans under the Credit Agreement in connection with the Company’s previously announced pending acquisition of the North America Industrial Wood Coatings business of The Valspar Corporation.

The information contained in this Current Report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Cautionary Statement Concerning Forward-Looking Statements

This current report may contain certain forward-looking statements regarding the Company and its subsidiaries and the Amendment, including the expected terms thereof. All of these statements are based on management’s expectations as well as estimates and assumptions prepared by management that, although they believe to be reasonable, are inherently uncertain. These statements involve risks and uncertainties that may cause the actual results to differ materially from those anticipated at the time the statements are made, including, but not limited to: adverse developments in economic conditions and, particularly, in conditions in the automotive and transportation industries; volatility in the capital, credit and commodities markets; our inability to successfully execute on our growth strategy; increased competition; weather conditions that may temporarily reduce the demand for some of our products; reduced demand for some of our products as a result of improved safety features on vehicles and insurance company influence; risks of the loss of any of our significant customers or the consolidation of MSOs, distributors and/or body shops; our reliance on our distributor network and third-party delivery services for the distribution and export of certain of our products; price increases or interruptions in our supply of raw materials; failure to develop and market new products and manage product life cycles; business disruptions, security threats and security breaches, including cyber security risks; risks associated with our non-U.S. operations, including our Venezuelan operations; currency-related risks, including those associated with our Venezuelan operations; terrorist acts, conflicts, wars and natural disasters that may materially adversely affect our business, financial condition and results of operations; failure to comply with the anti-corruption laws of the United States and various international jurisdictions; failure to comply with anti-terrorism laws and regulations and applicable trade embargoes; significant environmental liabilities and costs as a result of our current and past operations or products, including operations or products related to our business prior to the acquisition of DuPont Performance Coatings; transporting certain materials that are inherently hazardous due to their toxic nature; litigation and other commitments and contingencies; our ability to recruit and retain the experienced and skilled personnel we need to compete; unexpected liabilities under any pension plans applicable to our employees; work stoppages, union negotiations, labor disputes and other matters associated with our labor force; our ability to protect and enforce intellectual property rights; intellectual property infringement suits against us by third parties; our ability to realize the anticipated benefits of any acquisitions and divestitures; our joint ventures’ ability to operate according to our business strategy should our joint venture partners fail to fulfill their obligations; risk that the insurance we maintain may not fully cover all potential exposures; the risk of impairment charges related to goodwill, identifiable intangible assets and fixed assets; our substantial indebtedness; our ability to obtain additional capital on commercially reasonable terms may be limited; the amount of the costs, fees, expenses and charges related to being a public company; any statements of belief and any statements of assumptions underlying any of the foregoing; other factors disclosed in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, our Annual Report on Form 10-K for the year ended December 31, 2016 and our other filings with the Securities and Exchange Commission; and other factors beyond our control. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that any deviation will not be material. All information is as of the date of this press release, and we undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXALTA COATING SYSTEMS LTD.

Date: May 12, 2017	By:	/s/ Robert W. Bryant
Robert W. Bryant
Executive Vice President & Chief Financial Officer